UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2013

ONYX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28298	94-3154463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 East Grand Avenue South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 266-0000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Onyx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on August 26, 2013, the Company is party to an Agreement and Plan of Merger, dated as of August 24, 2013 (the “Merger Agreement”), with Amgen Inc., a Delaware corporation (“Amgen”), and Arena Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Amgen (“Purchaser”). Pursuant to the Merger Agreement, on September 3, 2013, Purchaser commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001 per share, of the Company (“Shares”), for $125.00 per Share, net to the seller in cash without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the offer to purchase, dated September 3, 2013 (as amended or supplemented), and the related letter of transmittal.

The Offer expired at 12:00 midnight, New York City time, on October 1, 2013 (the “Expiration Date”), (one minute after 11:59 p.m., New York City time on September 30, 2013) as scheduled and was not extended. Computershare Trust Company, N.A., the depositary for the Offer, advised Amgen and Purchaser that, as of the Expiration Date, a total of 57,698,132 Shares had been validly tendered and not withdrawn pursuant to the Offer, which tendered Shares represent approximately 78.5% of the outstanding Shares. As a result, Purchaser accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all such Shares validly tendered and not withdrawn pursuant to the Offer on or prior to the Expiration Date, and payment for such Shares has been made to the depositary, which will act as agent for tendering stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer. The depositary also advised Amgen and Purchaser that it has received Notices of Guaranteed Delivery with respect to 7,223,328 additional Shares, representing approximately 9.8% of the outstanding Shares.

Item 1.01. Entry into a Material Definitive Agreement.

On October 1, 2013, in connection with the Merger (defined below), the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) entered into a second supplemental indenture (the “Second Supplemental Indenture”) with respect to the Indenture dated as of August 12, 2009 (the “Indenture”), as amended by the First Supplemental Indenture, dated as of August 12, 2009 (the “First Supplemental Indenture”), governing the Company’s 4.00% Convertible Senior Notes due 2016 (the “Notes”). Under the Second Supplemental Indenture, the right to convert each $1,000 principal amount of Notes was changed to a right to convert such Notes based on the type and amount of consideration that the Holders (as defined in the Second Supplemental Indenture) of a number of Shares equal to the principal amount of the Notes divided by the conversion price would have received in the Merger.

The foregoing description of the Indenture, the First Supplemental Indenture and the Second Supplemental Indenture is not complete and is qualified in its entirety by reference to the Indenture filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on August 12, 2009, the First Supplemental Indenture filed as Exhibit 4.2 to the Current Report on Form 8-K filed by the Company on August 12, 2009, and the Second Supplemental Indenture filed as Exhibit 4.1 hereto, each of which is incorporated by reference herein.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The consummation of the Merger constitutes a Merger Event and the consummation of the Offer and the Merger each constitutes a Fundamental Change and a Make-Whole Fundamental Change (each as defined in the First Supplemental Indenture) under the First Supplemental Indenture. The effective date of each of the Fundamental Change and the Make-Whole Fundamental Change is October 1, 2013, the date of the consummation of the Offer and the Merger. As a result of the Fundamental Change, each Holder (as defined in the First Supplemental Indenture) of the Notes shall have the right to require the Company to repurchase its Notes or alternatively, to surrender its Notes for conversion. In addition, as a result of the Make-Whole Fundamental Change, holders who convert their Notes at any time beginning on October 2, 2013, the business day following the effective date of the Make-Whole Fundamental Change, and ending at 5:00 p.m., New York City time, on October 31, 2013, the business day immediately preceding the Fundamental Change Repurchase Date (such period, the “Make-Whole Fundamental Change Period”), shall be entitled to convert their Notes at an increased conversion rate as described below.

Pursuant to the First Supplemental Indenture, on November 1, 2013 (the “Fundamental Change Repurchase Date”), each Holder has the right, at the Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount, on the Fundamental Change Repurchase Date, in accordance with and subject to the satisfaction by the Holder of the requirements set forth in Section 4.01 of the First Supplemental Indenture, at a repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of such Notes, plus any accrued and unpaid interest thereon, to, but excluding, the Fundamental Change Repurchase Date (unless the Fundamental Change Repurchase Date is in between a Regular Record Date and the Interest Payment Date (each as defined in the First Supplemental Indenture) to which it relates, in which case the Company will pay the full interest amount payable on such Interest Payment Date to the record holder as of such Regular Record Date). The Fundamental Change Repurchase Price equals $1,008.44 per $1,000 principal amount of Notes validly surrendered for purchase and not validly withdrawn. In order to exercise the right to require the Company to repurchase a Holder’s Notes, the Holder must surrender such Notes on or prior to 5:00 p.m., New York City time, on October 31, 2013, the business day immediately preceding the Fundamental Change Repurchase Date.

In accordance with Section 5.05(m) of the First Supplemental Indenture and Section 2.01 of the Second Supplemental Indenture, Holders who surrender their Notes for conversion from and after the effective time of the Merger at any time when the Notes are convertible will receive cash in an amount equal to the Conversion Rate in effect on the Conversion Date (each as defined in the First Supplemental Indenture), multiplied by the Offer Price of $125.00 (less any applicable withholding taxes), and will not receive any Shares. Because the consummation of the Offer and the Merger each constitutes a Make-Whole Fundamental Change, the Conversion Rate for Notes surrendered for conversion any time beginning on October 2, 2013, the business day following the effective date of the Make-Whole Fundamental Change, until 5 p.m. New York City time on October 31, 2013, the business day immediately preceding the Fundamental Change Repurchase Date, will be increased to the Make-Whole Conversion Rate equal to $3,226.90 per $1,000 principal amount of Notes.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On October 1, 2013, Purchaser merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Amgen (the “Merger”). In connection with the consummation of the Offer and the Merger, the Company (i) notified the NASDAQ Stock Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Shares on the NASDAQ was suspended as of the close of trading on October 1, 2013. The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Change in Control of Registrant.

As described in the Introductory Note above, at the Acceptance Time, Purchaser accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Date. As a result of the acceptance of such Shares, a change in control of the Company has occurred.

As described above, the Merger was completed on October 1, 2013. The Merger was governed by Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder vote required to consummate the Merger. At the effective time of the Merger, each Share outstanding immediately prior to such effective time (other than (i) Shares then owned by Amgen, the Company or any of their respective direct or indirect wholly owned subsidiaries and (ii) Shares that are held by any stockholders who properly demanded appraisal for their Shares under Delaware law in connection with the Merger) were cancelled and converted into the right to receive an amount in cash equal to the same amount in cash per Share that was paid pursuant to the Offer, without interest, less any applicable withholding taxes.

The total amount of funds required by Purchaser to consummate the Offer and purchase all outstanding Shares in the Offer and to provide funding in connection with the Merger was approximately $10.6 billion, including related fees and expenses. Amgen provided Purchaser with sufficient funds to purchase all Shares validly tendered in the Offer and not withdrawn and to pay for the acquisition of the remaining Shares in the Merger. Amgen funded such cash requirements from a combination of its available cash and committed financing facilities.

The information contained in the Introductory Note and in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 26, 2013.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers.

In connection with the Merger, each of N. Anthony Coles, Paul Goddard, Antonio Grillo-López, Magnus Lundberg, Corinne H. Nevinny, William R. Ringo, Wendell Wierenga and Thomas G. Wiggans resigned as directors of the Company’s Board of Directors (the “Board”) and from all committees of the Board on which such directors served, effective as of the effective time of the Merger. In addition, in accordance with the terms of the Merger Agreement, the Board appointed the following designees of Purchaser to serve as directors of the Company: Jonathan M. Peacock and David J. Scott.

In accordance with the terms of the Merger Agreement, the directors of Purchaser immediately prior to the effective time of the Merger, which consisted of Jonathan M. Peacock and David J. Scott, remained the only directors of the Company immediately after the effective time of the Merger. In addition, following the effective time of the Merger, Anthony C. Hooper was appointed as a third director of the Company.

The disclosure contained in the Introductory Note is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 26, 2013.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation, as amended, and its bylaws, as amended, were each amended and restated in their entirety to be identical to the certificate of incorporation and bylaws of Purchaser as in effect immediately prior to the effective time of the Merger. Copies of the certificate of incorporation and bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 24, 2013, by and among Amgen Inc., Arena Acquisition Company and Onyx Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Amgen Inc. on August 26, 2013).*

3.1	Amended and Restated Certificate of Incorporation of Onyx Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Onyx Pharmaceuticals, Inc.

4.1	Second Supplemental Indenture, dated as of October 1, 2013, between Onyx Pharmaceuticals, Inc. and Wells Fargo Bank, National Association.

*	The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.

Date: October 1, 2013	By:	/s/ David J. Scott
Name: David J. Scott
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 24, 2013, by and among Amgen Inc., Arena Acquisition Company and Onyx Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Amgen Inc. on August 26, 2013).*

3.1	Amended and Restated Certificate of Incorporation of Onyx Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Onyx Pharmaceuticals, Inc.

4.1	Second Supplemental Indenture, dated as of October 1, 2013, between Onyx Pharmaceuticals, Inc. and Wells Fargo Bank, National Association.

*	The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.